Exhibit 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/ Chief Financial Officer

Distribute to:	Virginia State/Local News lines, NY Times, AP, Reuters, S&P, Moody’s, Dow Jones, Investor Relations Service

April 27, 2007 3:00p.m.	Traded: NASDAQ	Symbol: UBSH

UNION BANKSHARES CORPORATION INCREASES CASH DIVIDEND AND

ANNOUNCES RENEWAL OF STOCK REPURCHASE AUTHORIZATION

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — The Board of Directors of Union Bankshares Corporation (the “Company”) (NASDAQ: UBSH - News) has declared a quarterly dividend of $.18 per share. On an annualized basis, this dividend represents a 3% increase from the $.175 quarterly dividend ($.70 annualized) paid on February 28, 2007 and a 17.4% increase from the $.153 quarterly dividend ($.613 annualized) paid on May 31, 2006. The dividend is payable on May 31, 2007 to shareholders of record as of May 19, 2007.

Additionally, Union Bankshares Corporation is pleased to announce its Board of Directors has renewed its authorization for management to purchase up to 150,000 shares of the Company’s common stock on the open market with such authorization expiring May 31, 2008. While the Company’s management has not yet determined how many, if any, shares it may purchase subject to this authorization, it is anticipated that any repurchased shares will be used primarily for general corporate purposes, including the dividend reinvestment plan, incentive stock option plan and other employee benefit plans. Under prior authorizations, Union Bankshares Corporation repurchased less than 200,000 shares during 2001-2005. No shares have been repurchased to date under the existing authorization which expires on May 31, 2007.

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ABOUT UNION BANKSHARES CORPORATION

Union Bankshares Corporation is one of the largest community banking organizations based in Virginia, providing full service banking to the Northern, Central, Rappahannock, Tidewater and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank and Trust Company (33 locations in the counties of Albemarle, Caroline, Chesterfield, Fluvanna, Hanover, Henrico, King George, King William, Nelson, Spotsylvania, Stafford, Westmoreland and the Cities of Fredericksburg and Charlottesville), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Rappahannock National Bank (2 locations in Washington and Front Royal, Virginia) and Bay Community Bank (4 locations in Williamsburg, Newport News and Grafton), and Prosperity Bank & Trust Company (3 locations in Springfield and Burke, Virginia). Union Bank and Trust Company also operates a loan production office in Manassas. In addition to banking services, Union Investment Services, Inc. provides full brokerage services; Union Mortgage Group, Inc. provides a full line of mortgage products; and Union Insurance Group, LLC offers various lines of insurance products. Bay Community Bank also owns a non-controlling interest in Johnson Mortgage Company, LLC.

Additional information is available on the Company’s website at www.ubsh.com. The shares of the Company are traded on the NASDAQ Global Select Market under the symbol “UBSH”.

FORWARD-LOOKING STATEMENTS

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise and are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate” or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, and consumer spending and savings habits. The Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.